Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Brandywine Realty Trust of our report dated February 21, 2023 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Brandywine Realty Trust's Annual Report on Form 10-K for the year ended December 31, 2022.
/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
May 25, 2023